UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FURIO RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	33-1086828
(I.R.S. Employer Identification No.)

Suite 1802, 888 Pacific Street

Vancouver, British Columbia, Canada, V6Z 2S6

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  [X]

Securities Act registration statement file number to which the form relates: SEC File No. 333-117280

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001

(Title of Class)

Item 1.

Description of Registrant's Securities to be Registered.

The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-117280, is incorporated by reference into this registration statement.

Item 2.

Exhibits.

The following exhibits are filed with this registration statement:

Exhibit No.	Description
3.1	Articles of Incorporation (*)
3.2	By-Laws (*)
3.3	Specimen Stock Certificate

(*) Incorporated  herein  by  reference  to  the  exhibits  of  the  same number in Registrant’s  Registration  Statement  on  Form  SB-2,  as  amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FURIO RESOURCES INC.

(Registrant)

Dated: September 10, 2004

By:  /S/ Paul Fong

___________________________

Paul Fong, President